UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LINK RESOURCES INC.
(Name of small business issuer in its charter)

Nevada	1041	98-0588402
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

392 Acadia Drive S.E., Calgary, Alberta, T2J 0A8, Canada
(403) 230-0945
(Address and telephone number of principal executive offices)

392 Acadia Drive S.E., Calgary, Alberta, T2J 0A8, Canada
(Address of principal place of business or intended place of business)

Nevada Agency and Trust Company
50 West Liberty Street, Suite 880, Reno, Nevada 89501
(775) 322-0626
(Name, address and telephone number of agent for service)

With copies to:
THE O’NEAL LAW FIRM, P.C.
14835 E. Shea Boulevard
Suite 103 PMB 494
Fountain Hills, Arizona 85268
Tel: (480) 812-5058
Fax: (888) 353-8842

Approximate date of commencement of proposed sale to public:
As soon as practical after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities At registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act. (Check one):

 Large accelerated filer ☐      Accelerated Filer ☐      Non-accelerated filer ☐      Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1)

Common Stock	1,950,000 shares	$0.02	$39,000	$1.53

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE RERGISTRATION SHALL BECOME EFFECTIVE ON SUCH A DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated August 20, 2008

PROSPECTUS
LINK RESOURCES INC.
1,950,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering the 1,950,000 shares of our common stock offered through this prospectus. The 1,950,000 shares offered by the selling shareholders represent 56.5% of the total outstanding shares as of the date of this prospectus. We will not receive any proceeds from this offering.  We have set an offering price for these securities of $0.02 per share of our common stock offered through this prospectus.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.02	None	$0.02
Total	$39,000	None	$39,000

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at 0.02 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board electronic quotation service.  Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board electronic quotation service, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: August 20, 2008

Summary

As used in this prospectus, unless the context otherwise requires, “we”, “us”, “our” “ Link Resources”, or “Link” refers to Link Resources Inc.  All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.  The following summary is not complete and does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common shares.

Link Resources Inc.

We are in the business of mineral exploration.  On April 1, 2008, we entered in a Mineral Lease Agreement whereby we leased from Timberwolf Minerals, LTD a total of two (2) unpatented lode mining claims in the State of Nevada which we refer to as the Goldbanks East Prospect. These mineral claims are located in Section 20, Township 30 North, Range 39 East, Mt. Diablo Baseline & Meridian, Pershing County, Nevada, USA, owned by Timberwolf Minerals LTD.

According to the lease Link has agreed to pay Timberwolf Minerals, LTD minimum royalty payments which shall be paid in advance.  Link paid the sum of $5,000 upon execution of this lease. Link has agreed to pay $5,000 on or before the first anniversary of the lease, $10,000 on or before the second and third anniversary of the lease, $25,000 on or before the fourth anniversary of the lease and each annual payment after that shall be $75,000 plus an annual increase or decrease equivalent to the rate of inflation designated by the Consumer’s Price Index for that year with execution year as base year.. Link will pay Timberwolf Minerals, LTD a royalty of 3.5% of the Net Returns from all ores, minerals, concentrates, or other products mined and removed from the property and sold or processed by Link, quarterly. The term of this lease is for twenty (20) years, renewable for an additional twenty (20) years so long as conditions of the lease are met.

Our plan of operations is to conduct mineral exploration activities on the Goldbanks East Prospect in order to assess whether these claims possess commercially exploitable mineral deposits.  (Commercially exploitable mineral deposits are deposits which are suitably adequate or prepared for productive use of a natural accumulation of minerals or ores). Our exploration program is designed to explore for commercially viable deposits of gold, silver, copper or any other valuable minerals.  (Commercially viable deposits are deposits which are suitably adequate or prepared for productive use of an economically workable natural accumulation of minerals or ores). We have not, nor has any predecessor, identified any commercially exploitable reserves of these minerals on our mineral claims.  (A reserve is an estimate within specified accuracy limits of the valuable metal or mineral content of known deposits that may be produced under current economic conditions and with present technology). We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

After acquiring a lease on the Goldbanks East Prospect, we retained the services of Robert Thomas, a Professional Geologist.  Mr. Thomas prepared a geologic report for us on the mineral exploration potential of the claims.  Mr. Thomas has no direct or indirect interest and does not expect to receive an interest in any of the Goldbanks East Prospect claims. Included in this report is a recommended exploration program which consists of mapping, sampling, staking additional claims and drilling.  The recommendations of Mr. Thomas are further explained in the “Description of Business” section.

At this time we are uncertain of the extent of mineral exploration we will conduct before concluding that there are, or are not, commercially viable minerals on our claims.  Further phases beyond the current exploration program will be dependent upon numerous factors such as Mr. Thomas’ recommendations based upon ongoing exploration program results and our available funds.

We have not earned any revenues to date. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties.  We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our property, or if such resources are discovered, that we will enter into commercial production of our mineral property.

As of May 31, 2008, we had $47,768 cash on hand and no liabilities. Accordingly our working capital position as of May 31, 2008 was $47,768. Since our inception through May 31, 2008, we have incurred a net loss of $6,232. We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business.

Our fiscal year ended is May 31.

We were incorporated on January 9, 2008 under the laws of the State of Nevada. Our principal offices are located at 392 Acadia Drive, SE, Calgary, Alberta, Canada. Our telephone number is (403) 230-0945.

The Offering

Securities Being Offered	Up to 1,950,000 shares of our common stock.

Offering Price	The offering price of the common stock is $0.02 per share. We intend to apply to the NASD Over-the-Counter Bulletin Board electronic quotation service to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transaction negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares	None
To Be Sold in This Offering

Securities Issued and to be Issued
3,450,000 shares of our common stock are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering. The issuance to the selling shareholders was exempt due to the provisions of Regulation S.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	May 31, 2008 (audited)
Cash	$47,768
Total Current Assets	$47,768
Liabilities	$-
Total Stockholder’s Equity	$47,768

Statement of Loss and Deficit	From Inception (January 9, 2008) to May 31, 2008 (audited)
Revenue	$-
Net Loss for the Period	$6,232

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, our business will fail

Our current operating funds will only cover initial stages of our exploration program. In order for us to carry out any further exploration or testing we will need to obtain additional financing. We currently do not have any operations and we have no income. We will require additional financing to conduct further exploration programs. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Although we have no arrangements in place for any future equity financing, in the case that we did conduct a financing from the sale of our common stock, this financing would have a dilutive impact on our stockholders and could negatively affect the stock price. Obtaining additional financing would be subject to a number of factors, including the market prices for gold and other minerals. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

We have yet to attain profitable operations and because we will need additional financing to fund our exploration activities, our accountants believe there is substantial doubt about the company’s ability to continue as a going concern

We have incurred a net loss of $6,232 for the period from January 9, 2008 (Inception) to May 31, 2008 and have no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the development of our mineral project. These factors raise substantial doubt that we will be able to continue as a going concern.

Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended May 31, 2008. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

Since this is an exploration project, we face a high risk of business failure due to our inability to predict the success of our business

We are in the initial stages of exploration of our mineral project, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on January 9, 2008 and to date have been involved primarily in organizational activities and the acquisition of the Goldbanks East Prospect. We have not earned any revenues as of the date of this prospectus.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The search for valuable minerals as a business is extremely risky. We may not find commercially exploitable reserves of gold or other minerals. The expenditures to be made by us on our exploration program may not result in the discovery of commercial quantities of ore. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Even if we discover commercial reserves of precious metals on our mineral claims, we may not be able to successfully obtain commercial production

Our mineral claims do not contain any known reserves of precious metals. However, if our exploration programs are successful in discovering commercially exploitable reserves of precious metals, we will require additional funds in order to place the mineral claims into commercial production. At this time, there is a risk that we will not be able to obtain such financing as and when needed. It is premature to estimate the amount required to place the mineral claims into commercial production, as we do not have sufficient information.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

Because access to our mineral claims may be restricted by bad weather, we may be delayed in our exploration

Once exploration begins, access to the claim may be restricted through some of the year due to weather in the area. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. These limitations can result in significant delays in exploration efforts. Such delays can have a significant negative effect on our exploration efforts.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Because we are in the early stages of our business, our president will not be spending a significant amount of time on our business. Mr. Zaradic, our president, expects to expend approximately 10 hours per week on Link business. Competing demands on Mr. Zaradic’s time may lead to a divergence between his interests and the interests of other shareholders.  Mr. Zaradic works full time as a Geophysical Technician and none of this work will directly compete with Link Resources Inc.

Because our president owns 43.47% of our outstanding common stock, investors may find that corporate decisions influenced by the president are inconsistent with the best interests of other stockholders.

Mr. Zaradic is our president, chief financial officer and sole director. He owns approximately 43% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mr. Zaradic may still differ from the interests of the other stockholders. Mr. Zaradic owns 1,500,000 common shares for which he paid $0.01.

Because our director is a Canadian resident, difficulty may arise in attempting to effect service or process on him in Canada

Because our sole director is a Canadian resident, difficulty may arise in attempting to effect service or process on him in Canada or in enforcing a judgment against Link’s assets located outside of the United States.

Because we lease the Goldbanks East Prospect, we face the risk of not being able to meet the requirements of the lease and may be forced to default on the agreement

Under the terms of the lease on the Goldbanks East Prospect, Link has agreed to pay minimum annual royalties on or before April of every year. If Link is unable to meet these obligations, we may be forced to default on the agreement and the lease may be terminated by the owner resulting in the lose of the property for Link.

Risks Related To Legal Uncertainty and Regulations

As we undertake exploration of the Goldbanks East Prospect we will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program

There are several governmental regulations that materially restrict mineral exploration. We will be subject to the laws of the State of Nevada as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program. We currently have budgeted $1,000 for regulatory compliance.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and a market may never develop. Our stock is currently not traded on any market or exchange, and therefore our shares can only be purchased through private transactions. We plan to apply for listing of our common stock on the Over-the-Counter Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the Over-the-Counter Bulletin Board electronic quotation service or, if traded, a public market may never materialize. If our common stock is not traded on the Over-the-Counter Bulletin Board electronic quotation service or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If a market for our common stock develops, our stock price may be volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including: the results of our geological exploration program; our ability or inability to arrange for financing; commodity prices for gold, silver or other minerals; and conditions and trends in the mining industry.

In addition, if our common stock is traded on the Over-the-Counter Bulletin Board electronic quotation service, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline

The selling shareholders are offering 1,950,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 56.52% of the common shares outstanding as of the date of this prospectus.

Because our stock is a penny stock, shareholders will be more limited in their ability to sell their stock

The shares offered by this prospectus constitute a penny stock under the Securities and Exchange Act. The shares will remain classified as a penny stock for the foreseeable future. Penny stocks generally are equity securities with a price of less than $5.00.  Broker/dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules: the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of price fluctuations in the price of the stock and may reduce the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, investors in this offering may find it difficult to sell their securities, if at all.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.02 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,950,000 shares of common stock offered through this prospectus. The selling shareholders acquired the 1,950,000 shares of common stock offered through this prospectus from us at a price of $0.02 per share in an offering that was exempt from registration under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) and completed on April 30, 2008. We will file with the Securities and Exchange Commission prospectus supplements to specify the names of any successors to the selling shareholders specified in this registration statement who are able to use the prospectus included in this registration statement to resell the shares registered by this registration statement.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

Name Of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to Be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Leonid Beckovich	50,000	50,000	Nil	Nil
Lukov Beckovich	50,000	50,000	Nil	Nil
Joan Bloedel	25,000	25,000	Nil	Nil
Marisa Bosnjak	75,000	75,000	Nil	Nil
Barry Clay	50,000	50,000	Nil	Nil
Linda Clay	50,000	50,000	Nil	Nil
Olga Groysman	75,000	75,000	Nil	Nil
Ida Khitrina	75,000	75,000	Nil	Nil
Svetlana Khitrina	75,000	75,000	Nil	Nil
Boris Khitrine	75,000	75,000	Nil	Nil
Lev Khitrine	75,000	75,000	Nil	Nil
Larissa Klimanova	25,000	25,000	Nil	Nil
Aida Korablyov	50,000	50,000	Nil	Nil
Leonid Korablyov	50,000	50,000	Nil	Nil
Leonor Licardo	50,000	50,000	Nil	Nil
Marjorie Love	75,000	75,000	Nil	Nil
Chantall Lukwinski	75,000	75,000	Nil	Nil
Mark Lukwinski	75,000	75,000	Nil	Nil
Michael McComber	75,000	75,000	Nil	Nil
Jeffrey McLeod	25,000	25,000	Nil	Nil
Jonathan McLeod	25,000	25,000	Nil	Nil
Alexandre Mikhailov	25,000	25,000	Nil	Nil
Ivo Musa	75,000	75,000	Nil	Nil
Josip Musa	75,000	75,000	Nil	Nil
Jonathan Ottewell	25,000	25,000	Nil	Nil
Alexander Pilmeister	75,000	75,000	Nil	Nil
Raisa Pilmeister	75,000	75,000	Nil	Nil
Rimma Pilmeister	75,000	75,000	Nil	Nil
Kelly Power	25,000	25,000	Nil	Nil
John Secreto	25,000	25,000	Nil	Nil
Nadia Secreto	25,000	25,000	Nil	Nil
Martina Tomic	75,000	75,000	Nil	Nil
Matvey Wasserman	50,000	50,000	Nil	Nil
Veronica Wasserman	50,000	50,000	Nil	Nil
Andrey Zasmolin	25,000	25,000	Nil	Nil
Galina Zasmolina	50,000	50,000	Nil	Nil

Total	1,950,000	1,950,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

Other than Martina Tomic, the cousin of Anthony Zaradic our President, sole officer and director, none of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock are traded on the Over-the-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission’s rule 144.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of August 20, 2008, there were 3,450,000 shares of our common stock issued and outstanding held by thirty seven (37) stockholders of record. There are no preferred shares authorized or issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Holders of our common stock representing thirty three and one-third percent (33 1/3%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

John Kinross-Kennedy, C.P.A., our accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. John Kinross-Kennedy, C.P.A. has presented his report with respect to our audited financial statements. The report of John Kinross-Kennedy, C.P.A. on the financial statements herein includes an explanatory paragraph that states that we have not generated revenues and have an accumulated deficit since inception which raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The O’Neal Law Firm, P.C., our independent legal counsel, has provided an opinion on the validity of our common stock.

Glossary of Technical Terms

The following defined technical terms are used in our registration statement on Form S-1:

Ag: the chemical symbol for silver.

Au: the chemical symbol for gold.

Assay: qualitative or quantitative determination of the components of a material as an ore.

Commercially exploitable deposits: suitably adequate or prepared for productive use of  a natural accumulation of minerals or ores.

Cyanidation: a process of extracting gold and silver as cyanide slimes from their ores.

Deposit: an informal term for an accumulation of ore or other valuable earth material of any origin.

Drilling: the creation or enlargement of a hole in a solid material with a drill.

Epithermal: Said of a hydrothermal mineral deposit formed within about 1 km of the Earth's surface and in the temperature range of 50 to 200 degrees.

Free-milling ore: ore containing gold that can be readily cyanided.

Geologic mapping: Representation of the geologic surface or subsurface features by means of signs and symbols and with an indicated means of orientation.  Includes nature and distribution of rock units and the occurrence of structural features, mineral deposits and fossil localities.

Lode: a fissure in consolidated rock filled with mineral. Lode claim is that portion of a lode or vein and of the adjoining surface which has been acquired by a compliance with the law.

Mining claim: that portion of the public mineral lands which a miner, for mining purposes, takes and holds in accordance with mining laws.

Opaline: a rock with a ground mass or matrix consisting of opal.

Ore: The naturally occurring material from which a mineral or minerals of economic value can be extracted profitably or to satisfy social or political objectives.

Patent: a certificate of grant by a government of an exclusive right with respect to claims.

Pediment: a broad, gently sloping rock-floored erosion surface or plain of low relief.

Placer: a deposit of sand or gravel that contain particles of gold.

Porphyry: an igneous rock of any composition that contains conspicuous phenocrysts in a fine-grained groundmass.

Reserve: the quantity of material that is calculated to lie within given boundaries.

Reverse Circulation (RC): The circulation of bit-coolant and cuttings-removal liquids, drilling fluid, mud, air, or gas down the borehole outside the drill rods and upward inside the drill rods.

Sampling: collecting small rock chips from outcrop areas to obtain a representative sample for assay.

Sinter: a chemical sedimentary rock deposited as a hard incrustation on rocks or on the ground.

Unpatented claim: a mining claim to which a deed from the U.S. Government has not been received. A claim is subject to annual assessment work, to maintain ownership.

Vein: a mineral deposit in tabular or shell-like form, filling a fracture in a host rock.

Description of Business

In General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties.  We currently hold a lease on two (2) unpatented lode mineral claims that we refer to as the Goldbanks East Prospect.  Further exploration of these mineral claims is required before a final determination as to their viability can be made.  Although exploratory work on the claims conducted prior to our obtaining a lease on the property has indicated some potential showings of mineralization, we are uncertain as to the potential existence of a commercially viable mineral deposit existing in these claims. The results of previous exploratory work of prior companies are in the “History” section below.

Our plan of operations is to carry out exploration work on these claims in order to ascertain whether they possess commercially exploitable quantities of gold, silver, copper or any other valuable minerals.  We will not be able to determine whether or not our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

Mineral Lease Agreement between Link Resources Inc. and Timberwolf Minerals, LTD

We entered into a lease agreement with Timberwolf Minerals, LTD. effective April 1, 2008, granting Linl Resources Inc. the exclusive possession of the Property for mining purposes during the term of this agreement. The property consists of two (2) unpatented lode mineral claims located in Section 20, Township 30 North, Range 39 East, Mt. Diablo Baseline & Meridian, Pershing County, Nevada, USA, owned by Timberwolf Minerals Ltd. The property is hereon referred to as the Goldbanks East Prospect. We selected this property based upon a recommendation from Robert Thomas, Professional Geologist, and in Mr. Thomas’s technical report, dated April 7, 2008; he recommended that we further explore this property.

According to the lease Link has agreed to pay Timberwolf Minerals, LTD minimum royalty payments which shall be paid in advance.  Link paid the sum of $5,000 upon execution of this lease. Link has agreed to pay $5,000 on or before the first anniversary of the lease, $10,000 on or before the second and third anniversary of the lease, $25,000 on or before the fourth anniversary of the lease and each annual payment after that shall be $75,000 plus an annual increase or decrease equivalent to the rate of inflation designated by the Consumer’s Price Index for that year with execution year as base year.. Link will pay Timberwolf Minerals, LTD a royalty of 3.5% of the Net Returns from all ores, minerals, concentrates, or other products mined and removed from the property and sold or processed by Link, quarterly. The term of this lease is for twenty (20) years, renewable for an additional twenty (20) years so long as conditions of the lease are met.

Description and Location of the Goldbanks East Property

The property consists of two (2) unpatented 20 acre mining claims. The claims are named GB-1 & GB-2, BLM Serial No. NMC # 983672 and 983673. The claims are located in Section 20, Township 30 North, Range 39 East, Mt. Diablo Baseline & Meridian, Pershing County, Nevada, USA. These claims are owned by Timberwolf Minerals LTD.

The Goldbanks East Prospect is located approximately 40 miles due south of Winnemucca. Access to the property is on the Grass Valley – Pleasant Valley Road, which runs straight south from Winnemucca to the property. The area lies at in elevation of 1500 meters, and is accessible year-round.

The climate is western desert; hot, dry summers and cold, dry winters. It rarely gets below 20 degrees Fahrenheit and rarely more than 6 to 9 inches of snow at any given time. The property is accessible year-round. Local drainages in the mountain ranges just east of the property run year-round. The valleys would have water in local wells that would need to be drilled. As for power, rural electric lines are a few miles away, and generators could be used on site. It is approximately five to six miles to tension, high-power electric lines. Winnemucca, which is approximately 45 miles from the property is the closest source of fuel as well there is rail access there and the closest workforce.

Winnemucca
WINNEMUCCA IND RES
Humboldt R
WESTERN PACIFIC
SOUTHERN PACIFIC
Golconda
Golconda Summit
HUMBOLDT COUNTY
PERSHING COUNTY
SONOMA PEAK 9395
DUN GLEN PEAK
AULD LANG SYNE PEAK
SONOMA RANGE
GRASS VALLEY
PUMPERNICKEL VALLEY
BUFFALO MOUNTAIN
EDNA MOUNTAIN
Adelaide
TABLE MOUNTAIN
LEE PEAK
Leach Hot Springs
GOLDBANKS DEPOSIT
GBE Claims
'Winnemucca 250K; NV'; Scale: 1" = 3.788Mi 6,096Mt 20,000Ft, 1 Mi = 0.264" , 1 cm = 2,400Mt

History

Gold was discovered in the Goldbanks area in 1907, and led to the location and development of the Goldbanks Merger mines, located on the ridge just North East of the Goldbanks East claims. About 120 tons of ore averaging 0.75 oz Au and 1.0 oz AG were shipped from the property, beginning in 1908. The ore may have been free-milling ore, given that a small amount of associated placer gold is reported (Pershing County Geology, NBMG). However, at that early date, even those grades would have been marginal to sub marginal.

Mercury deposits were discovered on the west flank of the Goldbanks Hills in 1913, and at least 2600 flasks of mercury were produced between 1913 and 1969. The company working the area in 1969 reported a reserve of 133,000 tons of mercury ore at that time (Eng. & Mining Jour.,1969). Grade is not indicated, and the reserve is not verifiable.

The mercury deposits located west of the GB claims at Goldbanks occur at the surface in tabular zones of opaline to chalcedonic sinter silica formed from epithermal hot spring solutions. The near-surface mercury sinters zone downward into gold mineralization at depth. The gold zone at depth hosts the Kinross Goldbanks gold-silver resource, originally discovered by USMX in the mid 1980’s. Kinross’ claim block covers nearly the entire township to the west.

The Goldbanks East Prospect is without known reserves and the proposed program is strictly exploratory in nature.

Geological Exploration Program in General

We have obtained an independent Geologic Report on the Goldbanks East Prospect and have acquired a lease on the property.  Robert Thomas prepared the Geologic Report and reviewed all available exploration data completed on the mineral claims.

Mr. Robert D. Thomas is a graduate of the Wesleyan University, where he obtained a M.A. Degree in Geology in 1974. He has been engaged in his profession as a Professional Geologist since 1974.

Geologic Report for the Goldbanks East Prospect, Dated April 7, 2008

A primary purpose of the geologic report was to review information from previous exploration of the property and to recommend exploration procedures to establish the feasibility of a mining project on the property.  The report summarizes results of the history of the exploration of the property, the regional and local geology and the structure and mineralization of the property. The report also includes a recommended exploration program.

Conclusions of the Geologic Report for the Goldbanks East Prospect

Based on the property and research of the property Mr. Thomas came to the following conclusion:

Geology, regional and local structure, alteration and mineralization all point to the covered areas of the Goldbanks East prospect area as highly favorable locations for hidden bulk tonnage “porphyry” gold deposits. Additional mapping and sampling of the numerous small outcrops and prospect pits along the margins of cover at Goldbanks East is needed to evaluate the best targets for nearby covered pediment gold targets.

Mr. Thomas recommended a three phase exploration program. Phase one consists of geologic mapping and sampling. Phase two consists of staking additional claims, and leasing the existing 6 claims. Phase three consists of drilling 4,000 feet of Reverse Circulation drill holes, as well as assays and will require bonding, permitting and other associated expenses. The implementation of Phase two is dependent on Phase one.

Competition

We are a junior mineral resource exploration company engaged in the business of mineral exploration. We compete with other junior mineral resource exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral resource exploration companies. The presence of competing junior mineral resource exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.
We also compete for mineral properties of merit with other junior exploration companies. Competition could reduce the availability of properties of merit or increase the cost of acquiring the mineral properties.

Employees

We have no employees as of the date of this prospectus other than our president. We conduct our business largely through the outsourcing of experts in each particular area of our business.

Research and Development Expenditures

We have not incurred any material research or development expenditures since our incorporation.

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Office Property

We maintain our executive office at 392 Acadia Drive, S.E., Calgary, Alberta, Canada, T2J 0A8. This office space is being provided to the company free of charge by our president, Mr. Zenith. This arrangement provides us with the office space necessary at this point. Upon significant growth of the company it may become necessary to lease or acquire additional or alternative space to accommodate our development activities and growth.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Over-the-Counter Bulletin Board electronic quotation service or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

Link Resources Inc. is subject to the penny stock rules, and disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this Registration Statement, we had thirty seven (37) shareholders of record.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least 180 days is entitled to sell his or her shares.  However, Rule 144 is not available to shareholders for at least one year subsequent to an issuer that previously met the definition of Rule 144(i)(1)(i) having publicly filed, on Form 8K, the information required by Form 10.

As of the date of this prospectus, no selling shareholder has held their shares for more than 180 days and it has not been at least one year since the company filed the Form 10 Information on Form 8K as contemplated by Rule 144(i)(2) and (3).  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board.  We plan to file a Form 8-A registration statement with the Commission to cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Financial Statements

Index to Financial Statements:

Audited consolidated financial statements for the period ended March 31, 2008, including:

24	Auditors’ Report

25	Balance Sheet

26	Statement of Operations

27	Statement of Stockholders’ Equity

28	Statement of Cash Flows

29	Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:  The Board of Directors and Shareholders
Link Resources, Inc.
Reno, Nevada

I have audited the accompanying balance sheet of Link Resources Inc. as of May 31, 2008 and the related statements of operations, stockholders’ equity and cash flows for the period then ended. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has suffered an initial loss and has not yet commenced operations.  This raises substantive doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In my opinion, based on my audit, the financial statements referred to above present fairly, in all material respects, the financial position of Link Resources Inc. as of May 31, 2008 and the results of its operations, its stockholders’ equity and its cash flows for the period ended May 31, 2008, in conformity with United States generally accepted accounting principles.

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

John Kinross-Kennedy
Certified Public Accountant
Irvine, California
July 9, 2008

LINK RESOURCES INC.
(A Development Stage Company)
Balance Sheet
As at May 31, 2008

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$47,768

TOTAL ASSETS	$47,768

LIABILITIES & STOCKHOLDERS' DEFICIT

CURRENT LIABILITES	-

Commitments and contingencies (Note 4)

STOCKHOLDERS' DEFICIT
Common Stock, $0.001 par value, 75,000,000 shares authorized, 3,450,000 shares issued and outstanding	3,450
Additional paid-in capital	50,550
Deficit accumulated in the development stage	(6,232)

Total Stockholders' Equity (Deficit)	47,768

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$47,768

The accompanying notes are an integral part of these financial statements

LINK RESOURCES INC.
(A Development Stage Company)
Statement of Operations

			For the period
			of Inception,
	For the three	For the	from Jan. 9,
	months ended	period ended	2008 through
	May 31,	May 31,	May 31,
	2008	2008	2008

Revenues	$-	$-	$-

Costs and Expenses

Mineral Lease	5,000	5,000	5,000
Other General & Administrative	1,166	1,232	1,232

Total Expenses	6,166	6,232	6,232

Operating Loss	(6,166)	(6,232)	(6,232)

Net Income (Loss)	$(6,166)	$(6,232)	$(6,232)

Basic and Dilutive net loss per share	(0.01)	(0.01)

Weighted average number of shares outstanding, basic and diluted	747,902	747,902

The accompanying notes are an integral part of these financial statements

LINK RESOURCES INC.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)
For the period ended May 31, 2008

				Accumulated
			Additional	Deficit During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balances at January 9, 2008	-	$-	$-	$-	$-
Common stock issued for cash in
April 30, 2008 at $0.02 per share	1,950,000	1,950	37,050		39,000
Common stock issued for cash in
April 30, 2008 at $0.01 per share	1,500,000	1,500	13,500		15,000
Net loss, period ended May 31, 2008				(6,232)	(6,232)

Balances at May 31, 2008	3,450,000	$3,450	$50,550	$(6,232)	$47,768

The accompanying notes are an integral part of these financial statements

LINK RESOURCES INC.
(A Development Stage Company)
Statements of Cash Flows

			For the period
			of Inception,
	For the three	For the	from Nov. 19,
	months ended	period ended	2007 through
	May 31,	May 31,	May 31,
	2008	2008	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(6,166)	$(6,232)	$(6,232)
Adjustments to reconcile net loss to net cash
used by operating activities:
Change in operating assets and liabilities:
(Increase) Decrease in accounts receivable
Net Cash provided by (used by)
Operating Activities	(6,166)	(6,232)	(6,232)

CASH FLOWS FROM INVESTING ACTIVITIES

Net Cash (used by) Investing Activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of Common Stock	39,000	54,000	54,000

Net Cash provided by Financing Activities	39,000	54,000	54,000

NET INCREASE IN CASH	32,834	47,768	47,768

CASH AT BEGINNING OF PERIOD	14,934	-	-

CASH AT END OF PERIOD	$47,768	$47,768	$47,768

CASH PAID FOR:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements

Link Resources, Inc.
(A Developmental Stage Company)
Notes to Financial Statements
May 31, 2008

1.        Organization

Link Resources, Inc. (the “Company”) was incorporated under the laws of the State of Nevada January 9, 2008.  The company was formed for mineral exploration in the United States.  The Company entered into a Mineral Lease Agreement on April 1, 2008 for 2 mining claims in Pershing County, Nevada, in an area known as the Goldbanks East Prospect.

2.        Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared using the accrual basis of accounting in accordance with generally accepted accounting principles in the United States.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and reported amounts of revenue and expenses during the reporting period.  Actual results could differ materially from those estimates. Significant estimates made by management are, among others, realizability of long-lived assets, deferred taxes and stock option valuation.

The financial statements have, in management’s opinion, been properly prepared within the reasonable limits of materiality and within the framework of the significant accounting.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company generated a deferred tax credit through net operating loss carryforward.

However, a valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain, based on going concern considerations outlined as follows.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.   The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plans to exploit or lease its mining claim described in the initial paragraph, or engage a working interest partner, in order to   eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classifications or liabilities or other adjustments that might be necessary should the Company be unable to continue as a going concern.

Development-Stage Company

The Company is considered a development-stage company, with limited operating revenues during the periods presented, as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7.  SFAS.  No. 7 requires companies to report their operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as January 9, 2008. Since inception, the Company has incurred an operating loss of $6,232. The Company’s working capital has been generated through the sales of common stock.  Management has provided financial data since January 9, 2008, “Inception” in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

Basic and Diluted Net Loss Per Share

Net loss per share is calculated in accordance with SFAS 128, Earnings Per Share for the period presented.  Basic net loss per share is based upon the weighted average number of common shares outstanding.  Diluted net loss per share is based on the assumption that all dilative convertible shares and stock options were converted or exercised.  Dilution is computed by applying the treasury stock method.  Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby we used to purchase common stock at the average market price during the period.

The Company has no potentially dilutive securities outstanding as of May 31, 2008.

The following is a reconciliation of the numerator and denominator of the basic and diluted earnings per share computations for the period ended May 31, 2008:

Numerator:

Basic and diluted net loss per share:

Net Loss	$	(6,232)

Denominator

Basic and diluted weighted average
number of shares outstanding		0

Basic and Diluted Net Loss Per Share		$(0.0)

3.        Capital Structure

During the period from inception through May 31, 2008, the Company entered into the following equity transactions:

April 30, 2008	Sold 1,950,000 shares of common stock at $.02 per share realizing $39,000.

April 30, 2008	Sold 1,500,000 shares of common stock at $.01 per share realizing $15,000.

As of May 31, 2008, the Company has authorized 75,000,000 of $0.001 par common stock, of which 3,450,000 shares were issued and outstanding.

4.        Commitments

On April 1, 2008 the Company entered into an indefinite lease agreement with the owner of 2 mining claims situated in Pershing County Nevada, in an area known as the Goldbanks East Prospect. The agreement requires a royalty of 3 ½ % of net smelter returns, as defined by the agreement, paid quarterly in arrears.  Minimum royalty payments are to be paid on April 1st annually:

Due
1st year	April 1, 2008	$ 5,000 Paid
2nd year	April 1, 2009	$ 5,000
3rd year	April 1, 2010	$ 10,000
4th year	April 1, 2011	$ 10,000
5th year	April 1, 2012	$ 25,000
Each year thereafter		$ 75,000 plus rate of inflation

In addition, Link Resources, Inc. is required by the agreement to pay mining claim maintenance or rental fees.

5.        Contingencies, Litigation

There are no loss contingencies or significant legal proceedings against the Company with respect to matters arising in the ordinary course of business.

Plan of Operations

Our business plan is to proceed with the exploration of the Goldbanks East Prospect to determine whether there are commercially exploitable reserves of gold, silver or other metals.

We began Phase I in May 2008. Four days were spent mapping and sampling the Goldbanks East Prospect, surrounding the GB#1 & #2 lode claims held under lease by Link Resources. The purpose of this work was to evaluate the mineral potential of both the GB#1-2 claims, and the surrounding area precious metal mineralization. Detailed geologic mapping and geochemical sampling indicate the presence of lithologic-controlled structure and epithermal high-grade gold-silver silica veins and vein intersections. Epithermal gold veins in the Goldbanks East property assay 0.1-0.9 oz/t gold and as high as 1.0 – 2.0 oz/t silver. Phase one was carried out by David A. Wolfe and the end cost of the work was $3,924.71.

We have begun work on Phase two of our exploration program which consists of staking additional claims in the area. We have requested that a report on which claims are available for staking and the associated costs be prepared by David Wolfe to determine which claims the company wishes to stake. The estimated staking costs as well as the associated filing fees and maintenance fees are $6,000. The company expects to have these additional claims staked in the next 30 to 60 days. The company currently has sufficient cash reserves to proceed with this phase of its exploration program.

In a follow up to Phase two the company plans to conduct some additional mapping and sampling of the additional claims staked in the area. This is expected to take place in late October to Early November of 2008, and the company expects to have results before the end of 2008. The estimated cost of this follow up to Phase two is $5,000 to $7,000. This work will be carried out by David Wolfe. The company currently has sufficient cash reserves to proceed with this stage of its exploration program.

If the results of Phase two are favorable, the company plans to move to Phase three of its exploration program which includes the drilling of 4,000 feet of Reverse Circulation holes, and includes the cost of assays as well as the cost of the supervising geologist, bonding, permitting and other associated expenses. This phase is expected to begin in the spring of 2009 and will be carried out under the supervision of David Wolfe and will cost approximately $147,000. We expect to have results of the Assays and a geologic report within two months of the start of drilling. We do not have sufficient cash reserves to proceed with this phase of the exploration program.

If results are favorable leading up to the drilling of the property, the company will need to raise additional funds required to meet this and other capital needs.  Should the results leading up to the drilling of the property prove not to be sufficiently positive to proceed with a further exploration on the property, we intend to seek out and acquire other North American mineral exploration properties which, in the opinion of a Geologist, offer attractive mineral exploration opportunities.  However, we may not have sufficient financing to seek out and acquire other properties, and if we did have sufficient financing, it is possible that we would be unsuccessful in seeking out an acquiring alternative exploration properties.

During the exploration stage of the Goldbanks East Prospect, our President will be devoting approximately 10 hours per week of his time to our business.  We do not foresee this limited involvement as negatively impacting our company over the next twelve months as all exploratory work is being performed by outside consultants. If, however, the demands of our business require more time of our president such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to adjust his timetable to devote more time to our business.  However, he may not be able to devote sufficient time to the management of our business, as and when needed.

Upon the event that we require additional funding, we anticipate that such funding will be in the form of equity financing from the sale of our common stock.  However we cannot provide investors with any assurance that we will be able to obtain sufficient funding from the sale of our common stock to fund additional phases of the exploration program, should we decide to proceed.  We believe that debt financing will not be an alternative for funding any phases in our exploration program.  The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness by most banks or typical investors or corporate debt until such time as an economically viable mine can be demonstrated.  We do not have any arrangements in place for any future equity financing.

In the event that Link completes this exploration program and is successful in identifying a potential mineral deposit, we would have to spend substantial funds on additional drilling of the property and engineering studies before we would be able to determine if it’s a commercially viable mineral deposit.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Results of Operations for Fiscal Year Ending May 31, 2008

We did not earn any revenues from inception through the period ending May 31, 2008. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties.  We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our property, or if such resources are discovered, that we will enter into commercial production of our mineral property.

We incurred operating expenses in the amount of $6,232 from inception on January 9, 2008 through the period ended May 31, 2008.  These operating expenses were composed of the payment towards the company’s mineral lease and administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  The increase will be attributed to our commencing of our geological exploration program and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of May 31, 2008, we had cash of $47,768 and operating capital of $47,768.

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant exploration activities beyond those planned for the current fiscal year.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Changes in and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of July 31, 2008 are as follows:

Name	Age	Position(s) and Office(s) Held
Anthony Zaradic	31	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Anthony Zaradic.  Mr. Zaradic is our CEO, CFO, President, Secretary, Treasurer and sole director. Mr. Zaradic has extensive experience in the geophysical data management field. Following receipt of a Network Technician Diploma from CDI College of Business and Technology in June of 2001 Mr. Zaradic worked for Paradigm Geophysical (formely Core Lab RTD) as an operator. In 2004, Mr. Zaradic became an Archiving Technician for Copyseis Ltd., a Seismic data storage and archive/data warehouse. Since 2005 Mr. Zaradic has worked as a Geophysical Technician for Divestco Inc. (Formerly Geo-X Processing) a seismic signal processing, seismic software development and seismic data brokerage company.  Mr. Zaradic is not a director or officer of any other public company.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one Director.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our President. We do not believe we will require any additional employees until such time as the website is complete and begins obtaining significant postings. We are outsourcing in the meantime for the development of our website.

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with any of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officers

Our current named executive officer holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony Zaradic, CEO, CFO, President, Secretary-Treasurer, & Director	2008	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officers do not currently receive any compensation from the Company for their service as officers of the Company.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Anthony Zaradic	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony Zaradic	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of August 20, 2008, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 3,450,000 shares of common stock issued and outstanding on August 20, 2008.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*

Common	Anthony Zaradic 392 Acadia Drive, SE Calgary, AB T2J 0A8	1,500,000	43.47%

Common	Total all executive officers and directors	1,500,000	43.47%

Common	5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

We issued 1,500,000 total shares of common stock at a price of $0.01 per share to our president, Mr. Zaradic for total consideration of $15,000 effective January 24, 2008. This issuance was made to Mr. Zaradic, who is a sophisticated individual and was in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

Family relationships between any of the selling shareholders and Anthony Zaradic our President and Sole Director:

Martina Tomic            Cousin

Available Information

We have filed a Registration Statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This Prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our Registration Statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

Dealer Prospectus Delivery Obligation

Until 90 days from the effective date of this registration Statement, all dealers that effect in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1.53
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$2,000
Legal fees and expenses	$5,000
Total	$7,001.53

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

We closed an issue to 1,500,000 shares of common stock on January 24, 2008 to our sole officer and director, Anthony Zaradic, at a price of $0.01 per share.  The total proceeds received from this offering were $15,000.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 1,950,000 shares of our common stock at a price of $0.02 per share to a total of thirty six (36) purchasers on April 30, 2008.  The total amount we received from this offering was $39,000. The identity of the purchasers from this offering is included in the selling shareholder table set forth above.  We completed this offering pursuant Rule 903(C)(3) of Regulation S of the Securities Act of 1933.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion and Consent of The O’Neal Law Firm, P.C.
10.1	Mineral Lease Agreement dated April 1, 2008 between Link Resources Inc. and Timberwolf Minerals, LTD.
23.1	Consent of John Kinross-Kennedy, Certified Public Accountant
23.2	Consent of Robert D. Thomas, Professional Geologist.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed  to be  part of the  registration  statement  as of the  date  the  filed prospectus was deemed part of and included in the registration statement; and

ii.  Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2), (b)(5),  or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the  purpose of  providing  the  information  required  by section  10(a) of the Securities  Act shall be deemed to be part of and  included in the  registration statement  as of the earlier of the date such form of  prospectus  is first used after  effectiveness  or the date of the first contract of sale of securities in the  offering  described  in the  prospectus.  As  provided  in Rule  430B,  for liability  purposes  of the  issuer  and any  person  that  is at  that  date an underwriter,  such  date  shall  be  deemed  to be a new  effective  date of the registration  statement relating to the securities in the registration statement to which that  prospectus  relates,  and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering  thereof;  provided, however,  that no statement made in a registration  statement or prospectus that is part of the  registration  statement  or made in a document  incorporated  or deemed  incorporated by reference into the registration  statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of  contract  of sale  prior to such  effective  date,  supersede  or modify any statement  that was made in the  registration  statement or prospectus  that was part of the  registration  statement  or made in any such  document  immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Calgary, Alberta, Canada, on August 20, 2008.

LINK RESOURCES INC.

By: /s/Anthony Zaradic
Anthony Zaradic
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and sole Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Zaradic as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By: /s/Anthony Zaradic Anthony Zaradic President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and sole Director August 20, 2008